N-SAR Attachment:
N-SAR Filing:		Little Harbor MultiStrategy Composite
Fund 3.31.15 (2015-03-31Annual)
Registrant Name:	Little Harbor MultiStrategy Composite
 Fund
Registrant File No.:	811-22891

Item 77Q2:	Section 16(a) Beneficial Ownership Reporting
 Compliance:    Based solely on the Funds review of Forms 3 and
 4 furnished to the Fund with respect to its most recent fiscal year, the Fund believes that its directors, officers, beneficial owners of more than 10% of the Funds common stock, and any other person subject to Section 16of the Securities Exchange Act of 1934,

 as amended (theExchange Act), because of the requirements of Section
30 of the Investment Company Act of 1940, as amended, complied with the filing requirementsofSection 16(a)of the Exchange Act during the Funds most recent fiscal year, except that the initial Form 3 for each of the Trustees and officers of the Fund was not timely filed and a Form
 4 for the Chief Investment Officer of the Funds investment manager reporting one transaction was not timely filed.